UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

INSITE VISION INCORPORATED

(Exact Name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave. Alameda, California	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 510-865-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 15, 2015, InSite Vision Incorporated, a Delaware corporation (the “Company”), Ranbaxy, Inc., a Delaware corporation (“Ranbaxy”) and an indirect wholly owned subsidiary of Sun Pharmaceutical Industries Ltd. (“Sun Pharma”), and Thea Acquisition Corp., a Delaware corporation (“Merger Sub”) and a direct wholly owned subsidiary of Ranbaxy, entered into an Agreement and Plan of Merger (as amended and restated on September 28, 2015, the “Merger Agreement”), providing for the acquisition of the Company by Ranbaxy at a purchase price of $0.35 per share.

Pursuant to the Merger Agreement, on September 29, 2015, Merger Sub commenced a cash tender offer (the “Offer”) to purchase all outstanding shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), at a price of $0.35 per share, without interest and less any withholding of taxes required by applicable law, on the terms and subject to the conditions set forth in the Offer to Purchase, dated September 29, 2015 (as amended or supplemented from time to time, the “Offer to Purchase”) and in the related letter of transmittal.

Following the expiration of the Offer at 12:00 midnight, New York City time, on October 27, 2015, Merger Sub accepted for payment 104,216,642 shares of Common Stock, representing approximately 79% of the outstanding shares of Common Stock. An additional 379,349 shares of Common Stock were tendered by notice of guaranteed delivery, representing, when combined with the shares of Common Stock tendered and not properly withdrawn from the Offer, approximately 79.27% of the outstanding shares of Common Stock.

Pursuant to the Merger Agreement, Merger Sub exercised the “top-up option” to acquire an additional 141,599,389 newly issued shares of Common Stock from the Company on October 30, 2015 at a price per share equal to the $0.35 per share offer price in the Offer, following which Merger Sub held more than 90% of the outstanding shares of Common Stock. Pursuant to the terms and conditions of the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”) on November 2, 2015 in accordance with applicable provisions of Delaware law that authorize the consummation of the Merger without a vote or meeting of stockholders of the Company. At the effective time of the Merger (the “Effective Time”), each outstanding share of Common Stock not tendered in the Offer (except shares owned or held in treasury by the Company or owned by any subsidiary of the Company, shares owned by Ranbaxy, Merger Sub or any other direct or indirect subsidiary of Ranbaxy or shares held by stockholders who have properly made and not withdrawn a demand for appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive $0.35 in cash, without interest thereon and less any applicable withholding taxes. In addition:

•	At the Effective Time, each option to purchase shares of Common Stock (the “InSite Options”), (i) to the extent not then vested or exercisable, became fully vested and exercisable and (ii) was cancelled in exchange for a cash payment in an amount equal to the excess, if any, of $0.35 over the exercise price of such InSite Option.

•	Pursuant to the terms of the outstanding warrants to purchase Common Stock (the “InSite Warrants”), as a result of the Merger, each holder of an InSite Warrant has the right to elect, during the period beginning on the date of public announcement of the Merger and ending 45 days after public announcement of the completion of the Merger, to surrender his, her or its InSite Warrants to the Company as the surviving corporation of the Merger in return for a cash payment equal to the Black-Scholes value of such holder’s InSite Warrants in lieu of continuing to hold its InSite Warrants. With respect to InSite Warrants for which an election described in the preceding sentence does not occur within the time specified in the InSite Warrant, such InSite Warrants were cancelled and will only entitle the holder of the InSite Warrant to receive at such time an amount in cash determined by (A) multiplying (1) the number of shares of Common Stock issuable upon exercise of the InSite Warrant immediately prior to the Effective Time by (2) the excess, if any, of $0.35 over the exercise price of such InSite Warrant.

Merger Sub funded the total payments required to complete the Offer and the Merger with cash on hand of Ranbaxy. Following the consummation of the Merger, the Company continued as the surviving corporation and became a wholly owned subsidiary of Ranbaxy.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 28, 2015, and which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Pursuant to the Merger Agreement, Merger Sub exercised the “top-up option” to acquire an additional 141,599,389 newly issued shares of Common Stock from the Company on October 30, 2015 at a price per share equal to the $0.35 per share offer price in the Offer. The aggregate purchase price for such shares of Common Stock was paid by Merger Sub to the Company through a cash payment of $1,415,994 and the issuance of a promissory note in the principal amount of $48,143,793. The issuance of such shares of Common Stock was not registered under the Securities Act of 1933 in reliance upon an exemption thereunder for transactions not involving a public offering pursuant to Section 4(a)(2) thereof.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in Items 2.01, 3.02, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the acceptance of shares of Common Stock in the Offer, a change in control of the Company has occurred.

The total amount of funds required by Merger Sub to purchase the shares of Common Stock in the Offer was approximately $36,608,597. Merger Sub obtained the funds from cash on hand of Ranbaxy, its parent company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Timothy McInerney, Brian Levy, Robert O’Holla, Timothy Ruane, Craig Tooman, Anthony J. Yost, who together comprised the entire Board of Directors of the Company prior to the Effective Time, resigned as members of the Board of Directors of the Company. Immediately following the Effective Time, Kal Sundaram, Sunil Mehta and Javesh Shah, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company.

Information about Messrs. Kal Sundaram, Sunil Mehta and Javesh Shah is contained in the Offer to Purchase, filed as Exhibit (A)(1)(a) to the Tender Offer Statement on Schedule TO originally filed by Sun Pharma, Ranbaxy and Merger Sub with the SEC on September 29, 2015, which information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to read in the form attached as Exhibit A to the Merger Agreement, and the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Company, except that in each case the name of the Company set forth therein was changed to “InSite Vision Incorporated.”

The certificate of incorporation and the bylaws of the Company as so amended are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

The Company intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934 (the “Exchange Act”) requesting the deregistration of the shares of Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, by and among the Company, Ranbaxy and Merger Sub, dated as of September 15, 2015, as amended and restated September 28, 2015 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 28, 2015).

3.1	Certificate of Incorporation of InSite Vision Incorporated.

3.2	Bylaws of InSite Vision Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2015	INSITE VISION INCORPORATED

	By:	/s/ Louis Drapeau
Louis Drapeau
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, by and among the Company, Ranbaxy and Merger Sub, dated as of September 15, 2015, as amended and restated September 28, 2015 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on September 28, 2015).

3.1	Certificate of Incorporation of InSite Vision Incorporated.

3.2	Bylaws of InSite Vision Incorporated.